Exhibit 10(j)(3)

                                  AMENDMENT TO
                        ALCOA DEFERRED COMPENSATION PLAN


1. Effective as of November 1, 1998, Section 8.6 is deleted in its entirety and replaced with the following:

          8.6 No benefit under this Plan may be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.


2. In all other respects the Plan is hereby ratified and confirmed.